Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

The parties to this Stock  Purchase  Agreement  ("Agreement")  are Elephant Talk
Communications, Inc. ("ETCI"), a California corporation, and Rising Water Capital AG ("RWC"), registered in Zug, Switzerland.

When executed by RWC and ETCI, this Agreement will set out ETCI's and RWC's understanding and agreement regarding this proposed transaction.

         1. RWC wishes to purchase from ETCI, and ETCI wishes to sell to RWC, 195,947,395 restricted common shares ("Shares"), for a total consideration of US$7,837,896.

         2. The Shares to be issued to RWC shall be distributed as and when payment is received from RWC to ETCI for such Shares.

         3. As a restriction, these Shares will have a lock up period of twelve (12) months. ETCI will take care that all shareholders will agree to only sell shares after getting approval of all other shareholders to sell such shares.

         4. RWC will be entitled to appoint six (6) out of eleven (11) directors in ETCI. Current ETCI management will stay in place and will be contracted for a five (5) year term.

         5.   The parties to this Agreement acknowledge the following

              (a) That ETCI has closed its 60% acquisition of a company herein referred as "True Precise";

              (b) That after the closing of its acquisition of True Precise, the total number of issued and outstanding Shares of ETCI amounted to 80,259,670 shares;

              (c) That this acquisition and its internal growth will bring ETCI a general 2005 turnover of approximately US$10 million, with a positive Earnings Before Interest Taxes Depreciation and Amortization (EBITDA);

              (d) That ETCI is entering into the telecommunications market in Europe through the acquisition of various telecommunication assets, and has entered into an agreement to purchase all the issued and outstanding shares of a European telecommunication company in exchange for a cash consideration of US$5,900,000;

              (e) That ETCI has planned to take over the companies that own the right of use of a dark fiber optic network covering 4,400 km in Mainland China in exchange for 64,128,238 new Shares of ETCI to be issued;

              (f) That ETCI is seeking additional funding to further expand its growth in both China and Europe to create a strong niche player in


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

              outsourced   telecom   provisioning,   value  added  services  and
              integrated VoIP solutions, covering markets in Europe, the Far East and the USA;

              (g)  That  ETCI  will  issue  24,938,759   additional   Shares  to
              management.

         6.   In connection with this transaction, ETCI hereby represents that:

              (a) It has due corporate authority to enter into this Agreement and to perform the transaction contemplated herein.

              (b) ETCI has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which RWC could be obligated or liable.

              (c) RWC will not have any anti-dilution rights in the Shares to be issued.

              (d) The execution, delivery and performance of this Agreement by ETCI and the consummation by ETCI of the transaction contemplated herein does not and will not result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which ETCI is subject, or by which any property or asset of ETCI is bound or affected.

         7.   In connection with this transaction, RWC hereby represents that:

              (a) RWC is duly organized, validly existing and in good standing under the laws of its jurisdiction, and has the necessary authority to enter into this transaction.

              (b) RWC is an accredited investor as the meaning is set forth under Regulation D of the Securities Act of 1933 as amended (the "Act").

              (c) RWC was not solicited by ETCI or any of ETCI's representatives for the purchase of these shares.

              (d) RWC has received all of the information from its independent professional, legal and/or tax advisors as it considers necessary or appropriate for determining whether to purchase the shares. RWC is familiar with the business, affairs, risks and properties of ETCI, and RWC has had an opportunity to make inquiries of ETCI and its officers, directors and representatives.

              (e) RWC has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and substantial risks of an investment in the shares to be issued and is able to bear the economic risks relevant to the purchase of the Shares hereunder.



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

              (f) RWC understands that there may be no market for the Shares to be issued.

              (g) RWC's financial condition is such that RWC is under no present or contemplated future need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

              (h) RWC has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which ETCI could become liable or obligated.

              (i) RWC acknowledges that ETCI has not made any representations or warranties as to the past, present or future operations of ETCI or of the price or activity of ETCI's Shares.

              (j) The execution, delivery and performance of this Agreement by RWC and the consummation by it of the transaction contemplated herein does not and will not result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which RWC is subject.

         8. ETCI and RWC agree to execute such additional documents and take whatever actions reasonably necessary to effectuate this transaction or otherwise carry out the intent and purpose of this Agreement, or subsequently transfer the Shares to be issued.

         9. This Agreement sets forth the entire understanding between the parties and no other prior written or oral agreement shall be recognized or enforced.

         10. If any clause or provision of this Agreement is later determined to be invalid, illegal or unenforceable, the other clauses and provisions of this Agreement shall remain in full force and effect.

         11. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently herewith, and no waiver by the parties in the performance of any obligation by the other shall be construed as a waiver of the same or other default then, theretofore or thereafter occurring or existing. At any time prior to the issuance or exchange of the Shares as contemplated herein, this Agreement may be amended by a writing signed by all parties hereto.

         12. This Agreement may be executed in counterparts, each of which shall constitute an original and which together, shall constitute one and the same document.





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         Date: June 30, 2005                Elephant Talk Communications, Inc.
               ---------------------

                                            By: /s/ Russelle Choi
                                                    Russelle Choi
                                                    President


         Date: June 30, 2005                Rising Water Capital AG
               ---------------------

                                            By: /s/ Marion Schumacher
                                                    Marion Schumacher
                                                    Managing Director







Stock Purchase Agreement June 30, 2005.RWC

































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